     As filed with the Securities and Exchange Commission on June 30, 1997.
                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                   Form S-3/A
                               Amendment No. 1 to

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MULTICOM PUBLISHING, INC.

             (Exact name of Registrant as specified in its charter)

              WASHINGTON                                    91-1551337
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                           1100 OLIVE WAY, 12TH FLOOR
                            SEATTLE, WASHINGTON 98101
                                 (206) 622-5300

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                TAMARA L. ATTARD
                             CHIEF EXECUTIVE OFFICER
                            MULTICOM PUBLISHING, INC.
                           188 EMBARCADERO, 5TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                                  (415)777-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------

                                       CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                                PROPOSED        PROPOSED
                                                                MAXIMUM         MAXIMUM
                                                AMOUNT TO       OFFERING        AGGREGATE        AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE       BE              PRICE PER       OFFERING         REGISTRATION
  REGISTERED                                    REGISTERED      SHARE(1)        PRICE(1)         FEE
--------------------------------------------  - ----------    -----------       ---------        ------------
  Common Stock ($.01 par value)..........     1,275,091         $1.00           $1,275,091       $386.39
===============================================================================================================

(1) Estimated solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock of Multicom Publishing, Inc. as reported on the Nasdaq SmallCap Market on June 27, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.